UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 10, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL 33760
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 727-324-0046 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Inuvo, Inc. has filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of Nevada which, when effective, will:

●	undertake a 1:10 reverse stock split of our outstanding common stock, and
●
reduce the number of our authorized shares of common stock from 200,000,000,000 shares to 200,000,000 shares and reduce the number of authorized shares of “blank check” preferred stock from 5,000,000 shares to 500,000 shares.

This amendment was approved by our Board of Directors on November 15, 2010 and no consent of our stockholders was required pursuant to the provisions of the Nevada Revised Statutes.  The effective date of the reverse split and the charter amendment reducing the number of authorized shares of common stock and preferred stock is at the close of business on December 10, 2010.  Our new CUSIP number following the reverse stock split will be 46122W204.  Our common stock, which is listed on the NYSE Amex, will continue to trade under the symbol “INUV” following the effectiveness of the reverse stock split.  We are not undertaking a mandatory exchange of stock certificates.  On the effective date of the reverse stock split, each certificate representing a number of pre-split shares will represent the number of post-split shares and all fractional shares will be rounded up to the nearest whole share.

Item 7.01	Regulation FD Disclosure.

On December 10, 2010 we issued a press release announcing the reverse stock split.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3(i).4	Certificate of Change Pursuant to NRS 78.209 effective December 10, 2010.
99.1	Press release dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: December 10, 2010	By: /s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer